Exhibit 31.1

CERTIFICATION

I, James Whang, certify that:

1.              I have reviewed this annual report on Form 10-K in respect of the Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1 (the “Trust”) and all reports on Form 10-D containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Trust;

2.              Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.              Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.              Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5.              All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party:  The Bank Of New York Mellon, as Trustee.

Date: March 14, 2012

/s/ James Whang
Name: James Whang
Title: Treasurer

(senior officer in charge of the securitizations of the depositor)